Exhibit 3.29
                          (TO BE EXECUTED IN DUPLICATE)
                            ARTICLES OF INCORPORATION
                                       OF
                 MEDICAL PLAZA PHYSICAL THERAPY ASSOCIATES, INC.
         We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Mississippi Business Corporation Law, adopted the following
Articles of Incorporation for such corporation:

         FIRST: the name of the corporation is MEDICAL PLAZA PHYSICAL THERAPY ASSOCIATES, INC. (P.A.)

         SECOND: The period of its duration is 99 years (May not exceed 99 years)

         THIRD: The specific purpose or purposes for which the corporation is organized stated in general terms are:
         To own and operate a clinic for the providing of physical therapy and related services to patients and for the sale of necessary and related equipment used by said patients, and to carry on any and all other activities and to do all acts allowed under law to successfully carry out the above stated purpose or purposes.

(It is not necessary to set forth in the Articles of Incorporation any of the powers set fourth in Section 79-3-7 of the Mississippi Code of 1972.) (Use the following if the shares are to consist of one class only.)

         FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 100 of the par value of Fifty Dollars ($50.00) each (or without par value) (par value or sales price shall not be less than $1.00 per share) (If no par shares are set out, then the sales price per share, if desired.) (Use the following if the shares are divided into classes.)

         FOURTH: The aggregate number of shares which the corporation is
authorized to issue is           , divided into          classes. The
designation of each class, the number of shares of each class and the par value, if any, of the shares of each class, or a statement that the shares of any class
are without par value, are as follows:           Par Value per           Share
or Statement Number of           Series           That Shares are Shares
Class (if any) Without Par Value The preferences, limitations and relative rights in respect of the shares of each class and the variations in the relative rights and preferences as between series of any preferred to special class in series are as follows: (Insert a statement of any authority to be vested in the board of directors to establish series and fix and determine the variations in the relative rights and preferences as between series.)

         FIFTH: The corporation will not commence business until consideration of the value of at least $1,000 has been received for the issuance of shares.

         SIXTH: Provisions granting to shareholders the preemptive right to acquire additional or treasury shares of the corporation are:

         Any stock which may become available for sale, either thru resale of original issue or thru additional authorized stock, shall be offered to the existing stockholders before it is offered to the general public or a non-stockholder.

         SEVENTH: The street and post office address of its initial registered office is 127 Lameuse Street, Suite 108

         Biloxi                                                 MS
  (Street and Number)                                         (City)
        (State)
and the name of its initial registered agent at such address is MICHAEL SMITH

         EIGHTH: The number of directors constituting the initial board of directors of the corporation, which must be not less than three (3), is three and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

        NAME                                STREET AND POST OFFICE ADDRESS
  PAIGE B. PLASH                            1242 Anchor Drive, Mobile, AL
     36609
  MICHAEL SMITH                             5604 Candia Ct., Mobile, AL 36609
  LYDIA L. SMITH                            5604 Candia Ct., Mobile, AL 36609

         NINTH: The name and post office address of each incorporator is:

       NAME                                 STREET AND POST OFFICE ADDRESS
  DON W. KING                               821 W. Howard Ave., Biloxi, MS 39530
  CONNIE HERRING                            821 W. Howard Ave., Biloxi, MS
    39530

         (Here set forth any provision, not inconsistent with law, which is desired to be set forth in the Articles: Including, any provision restricting the transfers of shares or any provision required or permitted to be set forth in the by-laws)

Dated    April 30                   , 1987
      -----------                       --
                                                        /s/  DON W. KING
                                                        -------------------
                                                        /s/  CONNIE HERRING
                                                        -------------------

                                 ACKNOWLEDGEMENT

STATE OF MISSISSIPPI   )
                       )
County of    HARRISON  )

This day personally appeared before me, the undersigned authority

 DON W. KING                                                   ,
 -----------
            ,           CONNIE HERRING,
 -----------            --------------        -----------------,

            ,                         ,                        ,

incorporators of the corporation known as the  Medical Plaza
Physical Therapy Associates, Inc. (P.A.)                       ,
who acknowledged that they signed and executed the above and foregoing articles of incorporation as their act and deed on this
the 30th day of April, 1987                                     .


                                                        /s/ Judy Scaach
                                                        -----------------
                                                            Notary Public
My Commission expires  July 2, 1990
(NOTARIAL SEAL)

                              ARTICLES OF AMENDMENT
                            (Attach conformed copy.)
                            /X/ PROFIT / / NON-PROFIT
                             (Mark appropriate box.)

         The undersigned corporation, pursuant to Section 79-4-10.06 (if a profit corporation) or Section 79-11-305 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby executes the following document and sets forth:

i.       The name of the corporation is   Medical Plaza Physical
         Therapy Associates, Inc. (P.A.)

ii. Set forth the text of each amendment adopted. (Attach page.)

iii. If a profit amendment provides for an exchange, reclassification, or cancellation of issued shares, set forth the provisions for implementing the amendment if they are not contained in the amendment itself. (Attach page.)

iv.      The amendment(s) was (were) adopted  June 18, 1992
                                             --------------

                                     Date(s)

                             FOR PROFIT CORPORATION

         (1) adopted by / / the incorporators /X/ directors without shareholder action and shareholder action was not required. (Check appropriate box.)

                            FOR NONPROFIT CORPORATION

         (2) adopted by / / board of directors / / incorporators without member action and member action was not required (Check appropriate box.)

                             FOR PROFIT CORPORATIONS

v.       If the amendment was approved by shareholders:

         (1) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting was:

                         No.                No. of                No. of
        Designation      outstanding        votes                 votes
                                            entitled to           Indisputably
                         shares             be cast               represented



         (2) Either the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was:

                                     Total No. of               Total No. of
        Voting                          votes                       votes
        Group                         cast FOR                  cast AGAINST





         or the total number of undisputed votes cast for the amendment by each voting group was:

                                            Total No. of
         Voting                              undisputed
         Group                              votes cast FOR
                                             the plan





         and the number cast for the amendment by each voting group was sufficient for approval by that voting group.

                           FOR NONPROFIT CORPORATIONS

vi.      If the amendment was approved by the members:

         (1) The designation, number of memberships outstanding, number of votes entitled to be cast by each class entitled to vote separately on the amendment, and number of votes of each class indisputably represented at the meeting was:

                           No.                  No. of              No. of
        Designation        outstanding          votes               votes
                                                entitled to         Indisputably
                           shares               be cast             represented






         (2)      Either

                  (i) the total number of votes cast for and against the amendment by each class entitled to vote separately on the amendment was:

                            Total No. of                  Total No. of votes
                            votes cast                    cast
Voting class                FOR the                       AGAINST the
                            amendment                     amendment



                  or

                  (ii) the total number of undisputed votes cast for the amendment by each class was:

                                 Total No. of
         Voting                  undisputed
         Group                   votes cast FOR the
                                 amendment

         and the number cast for the amendment by each class was sufficient for approval by the voting group.

By   Michael Smith - Secretary/Treasurer                   /s/ Michael Smith
----------------------------------------                   ----------------

         Printed Name/Corporate Title                         Signature

The following amendment of the Articles of Incorporation adopted by the board of directors of the corporation on June 18, 1992, in the manner prescribed by the Mississippi Business Corporation Act:

         The name of the corporation is changed from Medical Plaza Physical Therapy Associates, Inc., (P.A.) to Therapy Health
Systems, Inc.